Exhibit 99.3

FORM OF NOTICE OF GUARANTEED DELIVERY

for Tender of Outstanding

4.875% Senior Notes due 2030

5.250% Senior Notes due 2035

5.625% Senior Notes due 2054

of Alibaba Group Holding Limited

As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by The Depository Trust Company (“DTC”) for this purpose must be used to accept the Exchange Offer if certificates representing outstanding 4.875% Senior Notes due 2030, 5.250% Senior Notes due 2035, and 5.625% Senior Notes due 2054 (the “Outstanding Notes”) of Alibaba Group Holding Limited (the “Company”), are not immediately available to the registered holder of such Outstanding Notes, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Outstanding Notes to the account maintained by Citibank, N.A. (the “Exchange Agent”) at DTC, or if time will not permit all documents required by the Letter of Transmittal to reach the Exchange Agent prior to 5:00 PM, New York City time, on                   , 2025, unless extended (the “Expiration Date”). This Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto may be delivered by mail (registered or certified mail is recommended), hand delivery, overnight carrier, or facsimile transmission to the Exchange Agent. See “The Exchange Offer—Guaranteed Delivery Procedures.” Capitalized terms used herein and not defined herein have the meanings assigned to them in the Letter of Transmittal.

The Exchange Agent (the “Exchange Agent”) for the Exchange Offer is:

Citibank, N.A.

By Mail:

Citibank, N.A.

P.O. Box 219287

Kansas City, MO 64121-9287

Ref: Alibaba Exchange Offer

By Overnight Mail:

Citibank, N.A.

801 Pennsylvania Ave, Suite 219287

Kansas City, MO 64105-1307

Ref: Alibaba Exchange Offer

For Notice of Guaranteed Delivery Only:

By Facsimile Transmission:

(For Eligible Institutions Only)

(816) 374-7427

Confirm Facsimile Transmission:

(By Telephone Only)

(844) 460-9413

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via a facsimile number other than the number listed above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, the aggregate principal amount of Outstanding Notes indicated below pursuant to the guaranteed delivery procedures and upon the terms and subject to the conditions set forth in the accompanying Prospectus dated                   , 2025 (as the same may be amended or supplemented from time to time, the “Prospectus”) and in the related Letter of Transmittal (which together with the Prospectus constitute the “Exchange Offer”), receipt of which is hereby acknowledged.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Outstanding Notes tendered hereby, and that when those Outstanding Notes are accepted for exchange by the Company, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and those Outstanding Notes will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of the Outstanding Notes tendered hereby. The undersigned has read and agrees to all of the terms of the Exchange Offer.

By tendering Outstanding Notes and executing this Notice of Guaranteed Delivery, the undersigned hereby represents and warrants that (i) the undersigned is acquiring the Notes in the ordinary course of its business, (ii) the undersigned, if not a broker-dealer, is not engaged in, and does not intend to engage in, a distribution of the Notes, (iii) the undersigned has no arrangement or understanding with any person to participate in the distribution of the Notes, (iv) the undersigned is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Act”) and (v) the undersigned is not prohibited by any law or policy from participating in the Exchange Offer. If the undersigned is a broker-dealer, it acknowledges that it will deliver a copy of the Prospectus in connection with any resale of the Notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

The undersigned acknowledges that, other than in the United States, no action has been taken by the Company that would permit a public offering of the Notes in any jurisdiction where action for that purpose is required. The undersigned, if outside the United States, represents and warrants that the undersigned is acquiring the Notes only in circumstances permitted under applicable law as described in the “Plan of Distribution” section of the Prospectus. The undersigned, if a resident in Hong Kong, further represents and warrants that (i) the undersigned is a “professional investor” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) the undersigned is acquiring the Notes in circumstances which do not result in the Prospectus being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of tendered Outstanding Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by the Company not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company or its counsel, be unlawful.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

SIGN HERE

Name(s) of Registered Holder(s):	Address(es):

Signature(s) of Owner(s) or Authorized Signatory:

X

Tel. No(s):
X

Date:________________________________________________

Must be signed by the registered holder(s) of the tendered Outstanding Notes as their name(s) appear(s) on certificates for such tendered Outstanding Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Description of Outstanding 4.875% Senior Notes due 2030 Tendered
Name of Tendering Holder	Name and Address of Registered Holder as It Appears on the Outstanding 4.875% Senior Notes due 2030	Certificate Number(s) of Outstanding 4.875% Senior Notes due 2030 Tendered (or Account Number for Book-Entry Facility)	Aggregate Principal Amount of Outstanding 4.875% Senior Notes due 2030 Tendered

Description of Outstanding 5.250% Senior Notes due 2035 Tendered
Name of Tendering Holder	Name and Address of Registered Holder as It Appears on the Outstanding 5.250% Senior Notes due 2035	Certificate Number(s) of Outstanding 5.250% Senior Notes due 2035 Tendered (or Account Number for Book-Entry Facility)	Aggregate Principal Amount of Outstanding 5.250% Senior Notes due 2035 Tendered

Description of Outstanding 5.625% Senior Notes due 2054 Tendered
Name of Tendering Holder	Name and Address of Registered Holder as It Appears on the Outstanding 5.625% Senior Notes due 2054	Certificate Number(s) of Outstanding 5.625% Senior Notes due 2054 Tendered (or Account Number for Book-Entry Facility)	Aggregate Principal Amount of Outstanding 5.625% Senior Notes due 2054 Tendered

If Outstanding Notes will be delivered by Book-Entry Transfer to The Depository Trust Company, provide the following information:

DTC Account Number:

Date:

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, either certificates for the Outstanding Notes tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or an Agent’s Message in lieu thereof) and any other documents required by the Letter of Transmittal, all within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for the Outstanding Notes tendered hereby to the Exchange Agent within the time period shown hereon and that failure to do so could result in a financial loss to the undersigned.

Firm	Authorized Signature

Address (Please Type or Print)	Name

Zip Code	Title

Area Code and Tel. No.	Date

DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.